UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2004

INVITROGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-25317	33-0373077
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On February 6, 2004, Invitrogen Corporation (“Invitrogen”) announced the expiration of the cash tender offer by its wholly-owned subsidiary, Baseball Acquisition Corporation (the “Purchaser”), for all of the outstanding shares of BioReliance Corporation (“BioReliance”). According to American Stock Transfer & Trust Company, the depositary for the offer, as of the expiration of the offer at 11:59 p.m., New York City time, on Thursday, February 5, 2004, 8,058,859 BioReliance shares were validly tendered in the offer and not withdrawn, out of approximately 8,433,179 shares then outstanding, or approximately 95.6 percent of all outstanding shares of BioReliance. The merger of the Purchaser with and into BioReliance became effective on February 6, 2004. As a result of the merger, BioReliance, as the surviving corporation in the merger, became a wholly-owned subsidiary of Invitrogen.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K on or prior to April 21, 2004.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K on or prior to April 21, 2004.

(c) Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description
99.1	Agreement and Plan of Merger, dated as of December 24, 2003, by and among Invitrogen Corporation, Baseball Acquisition Corporation and BioReliance Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of BioReliance Corporation filed on January 5, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Dated: February 20, 2004	By:	/s/ C. Eric Winzer
C. Eric Winzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger, dated as of December 24, 2003, by and among Invitrogen Corporation, Baseball Acquisition Corporation and BioReliance Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of BioReliance Corporation filed on January 5, 2004).